Exhibit 9(c)

                               THE OLSTEIN FUNDS
                     RODNEY SQUARE MANAGEMENT CORPORATION
                           TRANSFER AGENCY AGREEMENT


     THIS TRANSFER AGENCY AGREEMENT is made as of the 18th day of August, 1995, between The Olstein Funds, a Delaware, business trust (the "Trust"), having its principal place of business in White Plains, New York, and Rodney Square Management Corporation, a corporation organized under the laws of the State of Delaware ("Rodney Square"), having its principal place of business in Wilmington, Delaware.

     WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and offers for public sale one or more distinct, series of shares of beneficial interest ("Series"), par value $0.001 per share, each corresponding to a distinct portfolio;

     WHEREAS, each share of a Series represents an undivided interest in the assets, subject to the liabilities, allocated to that Series and each Series has a separate investment objective and policies;

     WHEREAS, at the present time, the Trust anticipates it will establish multiple Series;

     WHEREAS, the Trust desires to avail itself of the services of Rodney Square to serve as the Trust's transfer agent; and

     WHEREAS, Rodney Square is willing to furnish such services to the Trust with respect to each Series listed in Schedule A to this Agreement (each, a "Fund," and two or more together "Funds") on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the Trust and Rodney Square agree as follows:

     1. APPOINTMENT. The Trust hereby appoints Rodney Square as transfer agent, registrar and dividend disbursing agent for the shares of beneficial interest of the Trust (the "Shares") and as servicing agent in connection with the disbursements of dividends and distributions and as shareholders' servicing agent for the Trust, each such appointment to take effect as of the date first written above, and Rodney Square shall act as such and perform its obligations thereof upon the terms and conditions hereafter set forth and in accordance with the principles of principal and agent enunciated by the common law.

     2.   DOCUMENTS.    The  Trust  has furnished Rodney  Square  with  copies
properly certified or authenticated of each of the following:

          a. The Trust's Certificate of Trust filed with the Secretary of the State of Delaware on April 3, 1995 and all amendments thereto and restatements thereof;



TRANSFER.RTF
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          b.   The   Trust's  Agreement  and  Declaration  of  Trust  and  all
               amendments thereto and restatements thereof;

          c. The Trust's By-laws and all amendments thereto and restatements thereof (such By-laws, as presently in effect and as they shall from time to time be amended or restated, are herein called "By-laws");

          d. Resolutions of the Trust's Board of Trustees authorizing the appointment of Rodney Square to provide certain accounting services to the Trust and approving this Agreement;

          e.   The  Trust's  Notification of Registration  filed  pursuant  to
               Section 8(a) of the Investment Company Act as filed with the Securities and Exchange Commission ("SEC") on May 1, 1995;

          f. The Trust's most recent Registration Statement on Form N-1A under the Securities Act of 1933 (the "1933 Act") (File No. 33-91770) and under the 1940 Act (File No. 811-9038), as filed with the SEC relating to shares of beneficial interest in the Trust, and all amendments thereto;

          g. The Trust's most current Prospectus(es) and Statement(s) of Additional Information ("SAI") relating to the Fund(s);

          h. The Trust's Distribution and Shareholder Service Plan, if any, under Rule 12b-1;

          i.   The executed Trust agreements listed on Schedule B hereto; and

          j. If required, a copy of either (i) a filed notice of eligibility to claim the exclusion from the definition of "commodity pool operator" contained in Section 2(a)(1)(A) of the Commodity Exchange Act ("CEA") that is provided in Rule 4.5 under the CEA, together with all supplements as are required by the Commodity Futures Trading Commission ("CFTC"), or (ii) a letter which has been granted the Trust by the CFTC which states that the Trust will not be treated as a "pool" as defined in Section 4.10(d) of the CFTC's General Regulations, or (iii) a letter which has been granted the Trust by the CFTC which states that CFTC will not take any enforcement action if the Trust does not register as a "commodity pool operator."

               The Trust will furnish Rodney Square from time to time with copies, properly certified or authenticated, of all additions, amendments or supplements to the foregoing, if any.

     3.   DEFINITIONS.

          a.   Authorized  Person.   As  used  in  this  Agreement,  the  term
               "Authorized Person" means any officer of the Trust and any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Trustees of the
               Trust to give Oral and Written Instructions on behalf of the Fund(s) and certified by the Secretary or Assistant Secretary of the Trust or any amendment thereto as may be received by Rodney Square from time to time.
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          b.   Oral  Instructions.  As used in this Agreement, the term  "Oral
               Instructions" means oral instructions actually received by Rodney Square from an Authorized Person or from a person reasonably believed by Rodney Square to be an Authorized Person. The Trust agrees to deliver to Rodney Square, at the time and in the manner specified in Section 4(b) of this Agreement, Written Instructions confirming Oral Instructions.

          c. Written Instructions. As used in this Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, telegram, cable, telex or facsimile, signed by an Authorized Person and received by Rodney Square.

     4.   INSTRUCTIONS CONSISTENT WITH DECLARATION OF TRUST, ETC.

          a. Unless otherwise provided in this Agreement, Rodney Square shall act only upon Oral or Written Instructions. Although Rodney Square may know of the provisions of the Declaration of Trust and By-laws of the Trust, Rodney Square may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with any provisions of such Declaration of Trust or By-laws or any vote, resolution or proceeding of the shareholders, or of the Trustees, or of any committee thereof.

          b. Rodney Square shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by Rodney Square pursuant to this Agreement. The Trust agrees to forward to Rodney Square Written Instructions confirming Oral Instructions in such manner that the Written Instructions are received by Rodney Square by the close of business of the same day that such Oral Instructions are given to Rodney Square.
               The Trust agrees that the fact that such confirming Written Instructions are not received by Rodney Square shall in no way affect the validity of the transactions or enforceability of the transactions authorized by such Oral Instructions. The Trust agrees that Rodney Square shall incur no liability to the Trust in acting upon Oral Instructions given to Rodney Square hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

     5. TRANSACTIONS NOT REQUIRING INSTRUCTIONS. In the absence of contrary Written Instructions, Rodney Square is authorized to take the following actions:

          a. Issuance of Shares. Upon receipt of a purchase order from the National Distributors, as defined in the Distribution Agreement between the Trust and the National Distributors or a prospective shareholder for the purchase of Shares and sufficient information to enable Rodney Square to establish a shareholder account or to issue Shares to an existing shareholder account, and after confirmation of receipt or crediting of Federal funds for such order from Rodney Square's designated bank, Rodney Square shall issue and credit the account of the investor or other record holder with Shares in the manner described in the Prospectus. Rodney Square shall

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               deposit all checks received from prospective shareholders  into an account on behalf of the Trust, and shall promptly transfer all Federal funds received from such checks to the Custodian, as defined in the Custodian Agreement between the Trust and the
               Custodian.   (References herein to "Custodian"  shall  also  be
               construed to refer to a "Sub-Custodian" if such appointment has been made.) If so directed by the Distributor, the confirmation supplied to the shareholder to mark such issuance will be accompanied by a Prospectus.

          b. Transfer of Shares; Uncertificated Securities. Where a shareholder does not hold a certificate representing the number of Shares in its account and does provide Rodney Square with instructions for the transfer of such Shares which include a signature guaranteed by a commercial bank, trust company or member firm of a national securities exchange and such other appropriate documentation to permit a transfer, then Rodney Square shall register such Shares and shall deliver them pursuant to instructions received from the transferor, pursuant to the rules and regulations of the SEC, and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.

          c.   Share  Certificates.   If at any time  the  Fund  issues  share
               certificates, the following provisions will apply:

               (1) The Trust will supply Rodney Square with a sufficient supply of share certificates representing Shares, in the form approved from time to time by the Trustees of the Trust, and, from time to time, shall replenish such supply upon request of Rodney Square. Such share certificates shall be properly signed, manually or by facsimile signature, by the duly authorized officers of the Trust, and shall bear the corporate seal or facsimile thereof of the Trust, and notwithstanding the death, resignation or removal of any officer of the Trust, such executed certificates bearing the manual or facsimile signature of such officer shall remain valid and may be issued to shareholders until Rodney Square is otherwise directed by Written Instructions.

               (2) In the case of the loss or destruction of any certificate representing Shares, no new certificate shall be issued in lieu thereof, unless there shall first have been furnished an appropriate bond of indemnity issued by a surety company approved by Rodney Square.

               (3) Upon receipt of signed share certificates, which shall be in proper form for transfer, and upon cancellation or destruction thereof, Rodney Square shall countersign, register and issue new certificates for the same number of Shares and shall deliver them pursuant to instructions received from the transferor, the rules and regulations of the SEC, and the laws of the State of Delaware relating to the transfer of shares of beneficial interest.


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               (4)  Upon receipt of the share certificates, which shall be  in proper  form for transfer, together with the shareholder's
                    instructions   to   hold  such  share   certificates   for
                    safekeeping, Rodney Square shall reduce such Shares to uncertificated status, while retaining the appropriate registration in the name of the shareholder upon the transfer books.

               (5) Upon receipt of written instructions from a shareholder of uncertificated securities for a certificate in the number of shares in its account, Rodney Square will issue such share certificates and deliver them to the shareholder.

          d. Redemption of Shares. Upon receipt of a redemption order from the Distributor or a shareholder, Rodney Square shall redeem the number of Shares indicated thereon from the redeeming shareholder's account and receive from the Trust's Custodian and disburse pursuant to the instructions of a redeeming shareholder or his or her agent the redemption proceeds therefor, or arrange for direct payment of redemption proceeds by the Custodian to the redeeming shareholder or as instructed by the shareholder or his or her agent, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian.

     6. AUTHORIZED ISSUED AND OUTSTANDING SHARES. The Trust agrees to notify Rodney Square promptly of any change in the number of authorized Shares and of any change in the number of Shares registered under the 1933 Act, as amended or termination of the Trust's declaration under Rule 24f-2 of the 1940 Act. The Trust has advised Rodney Square, as of the date hereof, of the number of Shares (i) held in any redemption or repurchase account, and (ii) registered under the 1933 Act, as amended, which are unsold. In the event that the Trust shall declare a stock dividend, a stock split or a reverse stock split, the Trust shall deliver to Rodney Square a certificate, upon which Rodney Square shall be entitled to rely for all purposes, certifying (i) the number of Shares involved, (ii) that all appropriate corporate action has been taken, and (iii) that any amendment to the Declaration of Trust of the Trust which may be required has been filed and is effective. Such certificate shall be accompanied by an opinion of counsel to the Trust relating to the legal adequacy and effect of the transaction.

     7. DIVIDENDS AND DISTRIBUTIONS. The Trust shall furnish Rodney Square with appropriate evidence of action by the Trust's Trustees authorizing the declaration and payment of dividends and distributions as described in the
Prospectus.   After  deducting  any amount required  to  be  withheld  by  any applicable tax laws, rules and regulations or other applicable laws, rules and regulations, Rodney Square shall in accordance with the instructions in proper form from a shareholder and the provisions of the Trust's Declaration of Trust and Prospectus, issue and credit the account of the shareholder with Shares, or, if the shareholder so elects, pay such dividends or distributions in cash
to  the  shareholder in the manner described in the Prospectus.   In  lieu  of
receiving from the Trust's Custodian and paying to shareholders cash dividends or distributions, Rodney Square may arrange for the direct payment of cash dividends and distributions to shareholders by the Custodian, in accordance with such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian.
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     Rodney  Square shall prepare, file with the Internal Revenue Service  and other appropriate taxing authorities, and address and mail to shareholders such returns and information relating to dividends and distributions paid by the Trust as are required to be so prepared, filed and mailed by applicable laws, rules and regulations, or such substitute form of notice as may from
time  to  time be permitted or required by the Internal Revenue  Service.   On
behalf   of  the  Trust,  Rodney  Square  shall  mail  certain  requests   for
shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Trust, all as required by applicable Federal tax laws and regulation.

     In accordance with the Prospectus, resolutions of the Trust's Trustees that are not inconsistent with this Agreement and are provided to Rodney Square from time to time, and such procedures and controls as are mutually agreed upon from time to time by and among the Trust, Rodney Square and the Trust's Custodian, Rodney Square shall arrange for issuance of Shares obtained through transfers of funds from shareholders' accounts at financial institutions.

     8.   COMMUNICATIONS WITH SHAREHOLDERS.

          a. Communications to Shareholders. Rodney Square will address and mail all communications by the Trust to its shareholders, including reports to shareholders, confirmations of purchases and sales of Shares, monthly or quarterly statements as requested by the Trust, dividend and distribution notices and proxy material for its meetings of shareholders. Rodney Square will receive and tabulate the proxy cards for shareholder meetings.

          b. Correspondence. Rodney Square will answer such correspondence from shareholders, securities brokers and others relating to its duties hereunder and such other correspondence as may from time to time be mutually agreed upon between Rodney Square and the Trust.

     9. SERVICES TO BE PERFORMED. Rodney Square shall be responsible for administering and/or performing transfer agent functions, for acting as service agent in connection with dividend and distribution functions, for performing shareholder account functions in connection with the issuance, transfer and redemption or repurchase (including coordination with the Trust's custodian bank in connection with shareholder redemption by check) of the Trust's Shares, and for administering the payment of any commissions, 12b-1 fees or contingent deferred sales charges, as set forth in Schedule C to this agreement. The details of the operating standards and procedures to be followed shall be determined from time to time by agreement between Rodney Square and the Trust and may be expressed in written schedules which shall constitute attachments to this Agreement.








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     10.  RECORD KEEPING AND OTHER INFORMATION.

          a. Rodney Square shall maintain records of the accounts for each Shareholder showing the items listed in Schedule D to this agreement.

          b. Rodney Square shall create and maintain all necessary records in accordance with all applicable laws, rules and regulations, including but not limited to records required by Section 31(a) of the 1940 Act and the rules thereunder and any applicable regulations of the Federal Deposit Insurance Corporation ("FDIC") or any successor regulatory authority, as the same may be amended from time to time, and those records pertaining to the various functions performed by it hereunder. All records shall be the property of the Trust at all times and shall be available for inspection and use by the Trust. Where applicable, such records shall be maintained by Rodney Square for the periods and in the places required by Rule 31a-2 under the 1940 Act and any applicable regulations of the FDIC or any successor regulatory authority.

     11. AUDIT, INSPECTION AND VISITATION. Rodney Square shall make available during regular business hours all records and other data created and maintained pursuant to this Agreement for reasonable audit and inspection by the Trust or any person retained by the Trust. Upon reasonable notice by the Trust, Rodney Square shall make available during regular business hours its facilities and premises employed in connection with its performance of this Agreement for reasonable visitation by the Trust, or any person retained by the Trust.

     12.  RIGHT TO RECEIVE ADVICE.

          a. Advice of Trust. If Rodney Square shall be in doubt as to any action to be taken or omitted by it, it may request, and shall receive, from the Trust directions or advice, including Oral or Written Instructions where appropriate.

          b. Advice of Counsel. If Rodney Square shall be in doubt as to any question of law involved in any action to be taken or omitted by Rodney Square, it may request advice at its own cost from counsel of its own choosing (who may be the regularly retained counsel for the Trust or Rodney Square or the in-house counsel for Rodney Square, at the option of Rodney Square).

          c. Conflicting Advice. In case of conflict between directions, advice or Oral or Written Instructions received by Rodney
               Square pursuant to subsection a of this Section and advice received by Rodney Square pursuant to subsection b of this Section, Rodney Square shall be entitled to rely on and follow the advice received pursuant to the latter provision alone.

          d. Protection of Rodney Square. Rodney Square shall be protected in any action or inaction which it takes in reliance on any directions, advice or Oral or Written Instructions received pursuant to subsections a or b of this Section which Rodney Square, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be consistent
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               with  such  directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this Section shall be construed as imposing upon Rodney Square any obligation (i) to seek such direction, advice or Oral or Written Instructions, or
               (ii) to act in accordance with such directions, advice or Oral or Written Instructions when received, unless, under the terms of another provision of this Agreement, the same is a condition to Rodney Square's properly taking or omitting to take such action. Nothing in this subsection shall excuse Rodney Square when an action or omission on the part of Rodney Square constitutes willful misfeasance, bad faith, negligence or reckless disregard by Rodney Square of its duties under this Agreement.

     13. COMPENSATION. Compensation for services and duties performed pursuant to this Agreement is provided in Schedule A hereto. Certain other fees due and expenses incurred pursuant to this Agreement are payable by the Trust or the shareholder on whose behalf the service is performed and are also listed in Schedule A.

     The Trust shall reimburse Rodney Square for all out-of-pocket expenses incurred by Rodney Square or its agents in the performance of its obligations hereunder. Such reimbursement for expenses incurred in any calendar month shall be made on or before the tenth day of the next succeeding month.

     The term "out-of-pocket expenses" shall mean the following expenses incurred by Rodney Square in the performance of its obligations hereunder: the cost of stationery and forms (including but not limited to checks, proxy cards, and envelopes), the cost of postage, the cost of insertion of non-standard size materials in mailing envelopes and other special mailing preparation by outside firms, the cost of first-class mailing insurance, the cost of external electronic communications as approved by the Trustees (to include telephone and telegraph equipment and an allocable portion of the cost of personnel responsible for the maintenance of such equipment), toll charges, data communications equipment and line charges and the cost of microfilming of shareholder records (including both the cost of storage as well as charges for access to such records). If Rodney Square shall undertake the responsibility for microfilming shareholder records, it may be separately compensated therefor in an amount agreed upon by the principal financial officer of the Trust and Rodney Square, such amount not to exceed the amount which would be paid to an outside firm for providing such microfilming services.

     The Trust shall approve the payment of all out-of-pocket expenses in any calendar month by providing Rodney Square with written instructions signed by any two of the Trust personnel listed on Schedule E, as such schedule may be amended from time to time.

     14. USE OF RODNEY SQUARE'S NAME. The Trust shall not use the name of Rodney Square in any Prospectus, SAI, sales literature or other material relating to the Trust in a manner not approved prior thereto, provided, however, that Rodney Square shall approve all uses of its name which merely refer in accurate terms to its appointments hereunder or which are required by the SEC or a state securities commission and, provided further, that in no event shall such approval be unreasonably withheld.



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     15.  USE OF TRUST'S NAME.   Rodney Square shall not use the name  of  the
Trust or the Funds of the Trust or material relating to the Trust or the Funds on any checks, bank drafts, bank statements or forms for other than internal use in a manner not approved prior thereto, provided, however, that the Trust shall approve all uses of its name which merely refer in accurate terms to the appointment of Rodney Square hereunder or which are required by the FDIC, the SEC or a state securities commission, and, provided, further, that in no event shall such approval be unreasonably withheld.

     16. SECURITY. Rodney Square represents and warrants that the various procedures and systems which Rodney Square has implemented with regard to safeguarding from loss or damage attributable to fire, theft or any other cause (including provision for twenty-four hours a day restricted access) the Trust's blank checks, records and other data and Rodney Square's records, data, equipment, facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as in its judgment are required for the secure performance of its obligations hereunder. The parties shall review such systems and procedures on a periodic basis.

     17. INSURANCE. Upon request Rodney Square shall provide the Trust with details regarding its insurance coverage, and Rodney Square shall notify the Trust should any of its insurance coverage be materially changed. Such notification shall include the date of change and the reason or reasons therefor. Rodney Square shall notify the Trust of any material claims against it, whether or not they may be covered by insurance and shall notify the Trust from time to time as may be appropriate of the total outstanding claims made by Rodney Square under its insurance coverage.

     18. ASSIGNMENT OF DUTIES TO OTHERS. Neither this Agreement nor any rights or obligations hereunder may be assigned by Rodney Square without the written consent of the Trust. Rodney Square may, however, at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company, which is itself qualified under the Securities Exchange Act of 1934 (the "1934 Act") to act as a transfer agent, as its agent to carry out such of the services to be performed under this agreement as Rodney Square may from time to time direct; provided, however, that the appointment of any agent shall not relieve Rodney Square of any of its responsibilities or liabilities hereunder.

     19.  INDEMNIFICATION.

          a. The Trust agrees to indemnify and hold harmless Rodney Square, its directors, officers, employees, agents and representatives from all taxes, charges, expenses, assessments, claims and liabilities including, without limitation, liabilities arising under the 1933 Act, the 1934 Act and any applicable state and foreign laws, and amendments thereto (the "Securities Laws"), and expenses, including without limitation reasonable attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which Rodney Square takes (i) at the request of or on the direction of or in reliance on the advice of the Trust or (ii) upon Oral or Written Instructions. Neither Rodney Square nor any of its nominees shall be indemnified against any liability (or any expenses incident to such liability) arising out of Rodney Square's or its directors', officers', employees', agents' and representatives own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement.

          b. Rodney Square agrees to indemnify and hold harmless the Trust from all taxes, charges, expenses, assessments, claims and liabilities arising from Rodney Square's obligations pursuant to this Agreement (including, without limitation, liabilities arising under the Securities Laws, and any state and foreign securities and blue sky laws, and amendments thereto) and expenses, including (without limitation) reasonable attorneys' fees and disbursements arising directly or indirectly out of Rodney Square's or its directors', officers', employees', agents' and representatives own willful misfeasance, bad faith, negligence or reckless disregard of its duties and obligations under this Agreement

          c.   In  order that the indemnification provisions contained in this
               Section 19 shall apply, upon the assertion of a claim for which either party may be required to indemnify the other, the party seeking indemnification shall promptly notify the other party of such assertion, and shall keep the other party advised with respect to all developments concerning such claim. The party who may be required to indemnify shall have the option to participate with the party seeking indemnification in the defense of such claim. The party seeking indemnification shall in no case confess any claim or make any compromise in any case in which the other party may be required to indemnify it except with the other party's prior written consent.

     20. RESPONSIBILITY OF RODNEY SQUARE. Rodney Square shall be under no duty to take any action on behalf of the Trust except as specifically set forth herein or as may be specifically agreed to by Rodney Square in writing. Rodney Square shall be obligated to exercise due care and diligence in the performance of its duties hereunder, to act in good faith and to use its best efforts in performing services provided for under this Agreement. Rodney Square shall be liable for any damages arising out of or in connection with Rodney Square's performance of or omission or failure to perform its duties under this Agreement to the extent such damages arise out of Rodney Square's negligence, reckless disregard of its duties, bad faith or willful misfeasance.

     Without limiting the generality of the foregoing or of any other provision of this Agreement, Rodney Square, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for (i) the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which Rodney Square reasonably believes to be genuine; or (ii) subject to the provisions of Section 21 hereof, delays or errors or loss of data occurring by reason of circumstances beyond Rodney Square's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

     21. ACTS OF GOD, ETC. Rodney Square shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including but not limited to acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, insurrection, war, riots, or failure of the mails, transportation, communication or power supply. In the event of equipment breakdowns beyond its control, Rodney Square shall, at no additional expense to the Trust, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto. Rodney Square shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.

     22. AMENDMENTS. This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

     Rodney Square and the Trust shall regularly consult with each other regarding Rodney Square's performance of its obligations and its compensation hereunder. In connection therewith, the Trust shall submit to Rodney Square at a reasonable time in advance of filing with the SEC copies of any amended or supplemented registration statements (including exhibits) under the 1933 Act and the 1940 Act, and a reasonable time in advance of their proposed use, copies of any amended or supplemented forms relating to any plan, program or service offered by the Trust. Any change in such material which would require any change in Rodney Square's obligations hereunder shall be subject to Rodney Square's approval, which shall not be unreasonably withheld. In the event that such change materially increases the cost to Rodney Square of performing its obligations hereunder, Rodney Square shall be entitled to receive reasonable compensation therefor.

     23. DURATION, TERMINATION, ETC. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by written instrument which shall make specific reference to this Agreement and which shall be signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

     This Agreement shall become effective as of the date first written above, and shall continue in effect for three (3) years from the date of its execution and thereafter from year to year, provided continuance after the three (3) year period is approved at least annually by (i) the vote of a majority of the Trustees of the Trust and (ii) the vote of a majority of those Trustees of the Trust who are not interested persons of the Trust, and who are not parties to this Agreement or interested persons of any party, cast in person at a meeting called for the purpose of voting on the approval. This Agreement may be terminated at any time by one hundred and twenty (120) days written notice given by Rodney Square to the Trust or one hundred and twenty
(120) days written notice given by the Trust to Rodney Square; and provided further that this Agreement may be terminated immediately at any time for cause either by the Trust or by Rodney Square in the event that such cause remains unremedied for a period of time not to exceed sixty (60) days after receipt of written specification of such cause. Any such termination shall not affect the rights and obligations of the parties under Section 19 hereof.

     Upon the termination hereof, the Trust shall reimburse Rodney Square any fees incurred as a result of the termination conversion for any out-of-pocket expenses reasonably incurred by Rodney Square including or during the period prior to the date of such termination. In the event that the Trust designates a successor to any of Rodney Square's obligations hereunder, Rodney Square shall, at the expense and direction of the Trust, transfer to such successor a certified list of the shareholders of the Trust (with name, address, and, if provided, tax identification or Social Security number), a complete record of the account of each shareholder, and all other relevant books, records and other data established or maintained by Rodney Square hereunder. Rodney Square shall be liable for any losses sustained by the Trust as a result of Rodney Square's failure to accurately and promptly provide these materials.

     Upon the termination of this Agreement within the initial three (3) year term by the Trust, the Trust's Board of Trustees or Rodney Square, the party initiating termination shall pay the other party with respect to each Fund in accordance with the provisions of liquidated damages described in Schedule A attached hereto, as such schedule may be amended from time to time.

     24. REGISTRATION AS A TRANSFER AGENT. Rodney Square represents that it is currently registered with the appropriate Federal agency for the registration of transfer agents, and that it will remain so registered for the duration of this Agreement. Rodney Square agrees that it will promptly notify the Trust in the event of any material change in its status as a registered transfer agent. Should Rodney Square fail to be registered with the FDIC or any successor regulatory authority as a transfer agent at any time during this Agreement, the Trust may, on written notice to Rodney Square, immediately terminate this Agreement.

     25.  NOTICE.   Any notice under this Agreement shall be given in  writing addressed and delivered or mailed, postage prepaid, to the other party to this Agreement at its principal place of business.

     26. FURTHER ACTIONS. Each Party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     27.  SEVERABILITY.   If any provision of this Agreement shall be held  or
made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     28. GOVERNING LAW. To the extent that state law has not been preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed and enforced according to the laws of the State of Delaware.

     29.  SHAREHOLDER  LIABILITY.   Rodney Square  acknowledges  that  it  has
received notice of and accepts the limitations of liability set forth in the Trust's Declaration of Trust. Rodney Square agrees that the Trust's obligations hereunder shall be limited to the Trust, and that Rodney Square shall have recourse solely against the assets of the Fund with respect to which the Trust's obligations hereunder relate and shall have no recourse against the assets of any other Fund or against any shareholder, Trustee, officer, employee, or agent of the Trust.

     30. MISCELLANEOUS. Both parties agree to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two counterparts, each of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first above written.

                                        THE OLSTEIN FUNDS



                                        By:  /s/ Robert A. Olstein

                                             Robert A. Olstein,
                                             Chairman and President


                                        RODNEY SQUARE MANAGEMENT CORPORATION


                                        By:  /s/ Martin L. Klopping

                                             Martin L. Klopping,
                                             President

                           TRANSFER AGENCY AGREEMENT

                                  SCHEDULE A

                               THE OLSTEIN FUNDS

                         FUND LISTING AND FEE SCHEDULE


For the services Rodney Square provides under the Transfer Agency Agreement attached hereto, The Olstein Funds (the "Trust") agrees to pay Rodney Square a fee for transfer agency services equal to $24,000 per Fund, per annum, beginning at each Fund's commencement of operations, plus out-of-pocket expenses, all payable monthly.


                                                  FEE PER ANNUM
          TYPE OF TRUST/ACCOUNT                    PER ACCOUNT
          ---------------------                   -------------
          Annual Dividend                            $12.00
          Semi-Annual Dividend                       $12.00
          Quarterly Dividend                         $15.00
          Monthly Dividend                           $18.00

FUND LISTING:

          The Olstein Financial Alert Fund

OUT-OF-POCKET EXPENSES:

Out-of-pocket expenses shall be reimbursed by the Trust to Rodney Square or paid directly by the Trust. Such expenses include but are not limited to the following:

     a.   Toll-free lines (if required)
     b.   Forms, envelopes, checks, checkbooks
     c.   Postage (bulk, pre-sort, first-class at current prevailing rates)
     d.   Hardware/phone lines for remote terminal(s) (if required)
     e.   Microfiche/Microfilm
     f.   Wire fees for receipt or disbursement
     g.   Mailing fees
     h.   Cost of proxy solicitation, mailing and tabulation (if required)
     i    Certificates issuance
     j.   Record retention storage
     k.   Development/programming costs/special projects - time and material
     l.   ACH transaction charges
     m.   "B" notice mailings
     n.   Locating lost shareholders in anticipation of escheating

ADDITIONAL EXPENSES (PAID BY SHAREHOLDER):

     Direct IRA/Keogh processing                  annual account fee
                                                  transfer out fee

PAYMENT

The above will be billed within the first five (5) business days of each month and will be paid by wire within five (5) business days of receipt.

LIQUIDATED DAMAGES:

Upon the termination of this Agreement within the initial three (3) year term by the Trust or the Trust's Board of Trustees, the Trust shall pay to Rodney Square liquidated damages with respect to each Fund in an amount equal to three (3) months of base fees as determined in the manner set forth above.

Upon the termination of this Agreement within the initial three (3) year term by Rodney Square, Rodney Square shall pay the Trust liquidated damages in an amount equal to $7,500.00 to compensate the Trust for any damages resulting from such termination, provided, that Rodney Square shall not be liable for liquidated damages if it pays or has paid the Trust liquidated damages of $7,500.00 in connection with the termination of any other Rodney Square agreement including, but not limited to, the Administration Agreement and Accounting Services Agreement (collectively, the "Service Agreements"). In the event Rodney Square terminates this Agreement within the initial three (3) year term, the Trust shall have the option, from the date of notice of such termination, to terminate any of the Service Agreements, without incurring liquidated damages, by providing one hundred and twenty (120) days written notice to Rodney Square.

                           TRANSFER AGENCY AGREEMENT

                                  SCHEDULE B

                               THE OLSTEIN FUNDS

                           TRUST AGREEMENTS SCHEDULE


1. The Investment Management Agreement between The Olstein Funds (the "Trust"), on behalf of The Olstein Financial Alert Fund (the "Fund"), and Olstein and Associates, L.P. (the "Investment Manager"), dated as of August 18, 1995;

2. The Accounting Services Agreement between the Trust and Rodney Square Management Corporation, a Delaware Corporation ("Rodney Square"), dated as of August 18, 1995;

3. The Administration Agreement between the Trust and Rodney Square, dated as of August 18, 1995;

4. The Custodian Agreement between the Trust and Wilmington Trust Company, dated as of August 18, 1995;

5. The Special Custody Account Agreement between the Trust, Wilmington Trust Company, and Bear Stearns Securities Corp., dated as of August 18, 1995, to facilitate the Trust's short selling activities; and

6. The Distribution Agreement among the Trust, the Investment Manager and Rodney Square Distributors, Inc., dated as of August 18, 1995;

                           TRANSFER AGENCY AGREEMENT

                                  SCHEDULE C

                               THE OLSTEIN FUNDS
                           SERVICES TO BE PERFORMED

GENERAL SERVICES

Rodney Square will perform the following functions as transfer agent on an ongoing basis with respect to each Fund:

     a.   furnish state-by-state registration reports;

     b. provide toll-free lines for direct shareholder use, plus customer liaison staff with on-line inquiry capacity;

     c. mail duplicate confirmations to dealers and other financial institutions ("Service Organization") of their clients' activity, whether executed through the Service Organization or directly with Rodney Square;

     d. provide detail for underwriter or Service Organization confirmations and other Service Organization shareholder accounting, in accordance with such procedures as may be agreed upon between the Trust and Rodney Square;

     e. provide shareholder lists and statistical information concerning shareholder accounts to the Trust;

     f. provide timely notification of Fund activity and such other information as may be agreed upon from time to time between Rodney Square and the Fund or the Custodian, to the Trust or the Custodian; and

     g. with respect to dividends and distributions, prepare and file required reports with the Internal Revenue Service ("IRS"), prepare and mail reports to shareholders as required by the IRS and described in the Prospectus and Statement of Additional Information.

ADMINISTRATION OF COMMISSIONS, 12B-1 FEES, DEFERRED SALES CHARGES

Rodney Square shall, directly or through its affiliates, and subject to the Investment Manager' supervision, monitor purchases and redemptions of shares of the Trust, and Rodney Square shall administer the following:

     a.   the  payment  of  any  up-front commissions to  Selling  Dealers  in accordance  with  the  then-effective prospectus  and  SAI  for  the particular Fund. For purchase orders submitted with up-front commissions deducted and retained by Selling Dealers, Rodney Square will arrange for payment to the Fund of the deducted amount from a segregated account, set-up by the Investment Manager (the "Olstein Account"), for the purpose of reimbursing any up-front commissions. For purchase orders submitted along with 100% of the purchase price, Rodney Square will arrange for payment to the Selling Dealer of the appropriate commission from the Olstein Account.

     b. the payment of any 12b-1 fees to Selling Dealers or other shareholder servicing fees to other agents for ongoing shareholder servicing activities, as such amounts may be payable by the Fund in accordance with the then-effective prospectus and SAI for the particular Fund. Rodney Square shall monitor purchases and redemptions, and prepare reports outlining the 12b-1 fees payable to particular Selling Dealers. Rodney Square shall provide for such payments to be made on a quarterly basis.

     c. the collection of any 12b-1 fees due to Olstein for ongoing shareholder servicing or distribution services, as such amounts may be payable by the Fund in accordance with the then-effective prospectus and SAI for the particular Series of the Trust. Rodney Square shall monitor purchases and redemptions, and prepare reports outlining the 12b-1 fees payable to Olstein. Rodney Square shall provide for such payments to be made in accordance with the Trust's Distribution Plan and the Distribution Agreement entered as of August 18, 1995, among the Trust, the Investment Manager and Rodney Square Distributors, Inc.

     d. the collection and deposit into the Olstein Account of any contingent deferred sales charges payable by shareholders for early redemption in accordance with the then-effective prospectus and SAI for the particular Series of the Trust.

                           TRANSFER AGENCY AGREEMENT

                                  SCHEDULE D

                               THE OLSTEIN FUNDS
                              SHAREHOLDER RECORDS

Rodney Square shall maintain records of the accounts for each shareholder showing the following information:

     a. name, address and United States Tax Identification or Social Security number;

     b.   number  of  Shares held and number of Shares for which certificates,
          if   any,  have  been  issued,  including  certificate  numbers  and denominations;

     c. historical information regarding the account of each shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;

     d. any stop or restraining order placed against a shareholder's account;

     e.   any  correspondence  relating  to  the  current  maintenance  of   a
          shareholder's account;

     f.   information with respect to withholding; and,

     g. any information required in order for Rodney Square to perform any calculations contemplated or required by this Agreement.

                           TRANSFER AGENCY AGREEMENT

                                  SCHEDULE E

                               THE OLSTEIN FUNDS


                              AUTHORIZED PERSONS

The following persons have been duly authorized to authorize the payment of out-of-pocket expenses on behalf of the above-named Trust provided such payments are approved by at least two of such authorized persons:


     Robert A. Olstein             /s/ Robert A. Olstein

     Erik K. Olstein               /s/ Erik K. Olstein

     Michael Luper                 /s/ Michael Luper







































                                      E-1